UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
August 1, 2013

Patriot Berry Farms, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-174894	38-3832726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

One World Trade Center, 121 SW Salmon Street, Suite 1100
Portland, OR 97204
(Address of principal executive offices)

(503) 505 6946
 (Issuer’s telephone number)

Copy of Communication to:
Befumo & Schaeffer, PLLC
1629 K St. NW #300
Washington, DC 20006
Phone: (202) 973-0186
Fax: (202) 478-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4).

Item 1.01 Entry into a Material Definitive Agreement.

1. Director of Farming.

Effective August 1, 2013, Patriot Berry Farms, Inc., (the “Company” also the “Registrant”) entered into an Executive Agreement (the “Agreement”) with Mr. Anthony Dimeo III (the “Executive”).  The Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

Pursuant to the Agreement, the Executive shall act as the Company’s Director of Farming by providing consulting services to the Company including: identifying new farms; advising the Company regarding new farm purchases; participating in negotiations; developing berry distribution; and helping improve the Company’s operations.  The Agreement is effective for a term of 24 months.

2. Blueberry Farm Purchase.

On August 20, 2013, the Company entered into a contract for sale and purchase, which is attached to this Current Report on Form 8-K as Exhibit 10.2, with Douglas and Gail Harmon, for the purchase of an operational blueberry farm in Levy County, Florida.  The closing of the farm purchase is anticipated on or before October 31, 2013.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Number	Exhibit Description
10.1	Executive Agreement
10.2	Purchase Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

August 23, 2013

PATRIOT BERRY FARMS, INC.

/s/ Alexander Houstoun-Boswall
Alexander Houstoun-Boswall
President (Principal Executive Officer) and Treasurer (Principal Financial Officer)

3